Registration Statement No. 333-206013 Pricing Supplement No. 2712D; Rule 424(b)(2)

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus do not constitute an offer to sell nor do they seek an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated June 20, 2016.

Deutsche Bank AG

Fixed Rate InterNotes®

Product supplement D dated April 28, 2016: http://www.sec.gov/Archives/edgar/data/1159508/000095010316012938/dp65301_424b2-ipsd.htm

Prospectus supplement dated July 31, 2015: http://www.sec.gov/Archives/edgar/data/1159508/000095010315006048/crt-dp58161_424b2.pdf

Prospectus dated April 27, 2016: http://www.sec.gov/Archives/edgar/data/1159508/000119312516559607/d181910d424b21.pdf

When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated July 31, 2015, or to any sections therein, should refer instead to the accompanying prospectus dated April 27, 2016 or to the corresponding sections of such prospectus, as applicable.

June    , 2016